                                                                      Exhibit 13

                     SCHEDULES FOR PERFORMANCE CALCULATIONS
      This exhibit reflects the calculation of certain performance figures that appear under "Performance Information of Subaccounts " in Part B.

A. TOTAL RETURN

     Formula. The total return performance of the Subaccount for a specified period equals the change in the value of a hypothetical initial purchase payment of $10,000 ("Purchase Payment") from the beginning of the period to the end of the period. The total return performance is calculated assuming the change in the value of the Purchase Payment fully allocated to each subaccount and the deduction of all expenses and fees, except for the withdrawal charge. No withdrawals are assumed. Total Return may be expressed either as a dollar value or as a percentage change. The percentage change in the value of the Purchase Payment for the period is calculated by subtracting the initial Purchase Payment from the ending value and dividing the remainder by the beginning value:

                               EV - P
         Percentage Change =   ------
                                  P

P = Purchase Payment
EV= Ending Value
The decimal return is converted to a percentage by multiplying by 100.

B. AVERAGE ANNUAL TOTAL RETURN

     Formula. The average annual total return (AATR) performance of the Subaccount for a specified period equals the change in the value of a hypothetical initial purchase payment of $1,000 ("Purchase Payment") from the beginning of the period to the end of the period. The AATR performance is calculated assuming the change in the value of the Purchase Payment fully allocated to each subaccount and the deduction of all expenses and fees. At the end of the specified period, it is assumed that a full surrender is taken. The AATR for a specific period is found by taking a hypothetical $1,000 Purchase Payment and computing the redeemable value at the end of the period after all fees and surrender charges. The Ending Redeemable Value (ERV) is then divided by the Purchase Payment, and this quotient is taken to the Nth root (N representing the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Thus the following formula applies:

                                              ERV
         Average Annual Total Return  =     -------  1 / N
                                            (  P  )         - 1

ERV =  Ending Redeemable Value
P   =  Purchase Payment
N   =  Number of years

The decimal return is converted to a percentage by multiplying by 100.

C.   MONEY MARKET SUBACCOUNTS YIELD CALCULATION

     The yield and effective yield for the money market subaccount is described under "Performance Information of Subaccounts."

                                                             SAMPLE CALCULATIONS

AdvIII           Base             Oppenheimer Agressive Growth

                                   MIAA %                Fund Size Fee
 $Fee    % Fee   Thru Yr   Load   Non-Std   MIAA % Std      Non-Std
 ----    -----   -------   ----   -------   ----------   -------------
$60.00   0.00%      1      0.00%   0.50%       0.50%       25,000.00
$30.00   0.00%     99

Nonstandard

   Year: YTD

                                                                             Adj
  Dates    Qtrly MIAA      AUV       Accum ROI      Years      Exp Adj    AccumROI
--------   ----------   ---------   -----------   ---------   --------   ----------
12/31/02                 9.703150    71.0249274%   1.000000               71.024927%
 9/30/02                 9.477482    69.3730872%
 6/28/02                11.219207    82.1221317%
 3/28/02                12.907575    94.4806147%
12/31/01                13.661612

   Year: Portfolio Inception

           Annualized                                                        Adj
  Dates       MIAA         AUV       Accum ROI      Years      Exp Adj    AccumROI
--------   ----------   ---------   -----------   ---------   --------   ----------
12/31/02     0.500%      9.703150   370.4811675%  16.389041   2.086685%  368.394483%
 8/15/86                 2.619067

   Year: 1

                                                                             Adj
  Dates    Qtrly MIAA      AUV       Accum ROI      Years      Exp Adj    AccumROI
--------   ----------   ---------   -----------   ---------   --------   ----------
12/31/02     0.125%      9.703150    70.6377971%   1.000000   0.240000%   70.397797%
 9/30/02     0.125%      9.477482    69.0793013%
 6/28/02     0.125%     11.219207    81.8955377%
 3/28/02     0.125%     12.907575    94.3556147%
12/31/01                13.661612

   Year: 3

                                                                             Adj
  Dates    Qtrly MIAA      AUV       Accum ROI      Years      Exp Adj    AccumROI
--------   ----------   ---------   -----------   ---------   --------   ----------
12/31/02     0.125%      9.703150    41.5148109%   3.000000   0.480000%   41.034811%
 9/30/02     0.125%      9.477482    40.5988614%
 6/28/02     0.125%     11.219207    48.1311409%
 3/28/02     0.125%     12.907575    55.4541006%
12/31/01     0.125%     13.661612    58.7713839%
 9/28/01     0.125%     12.609167    54.3064862%
 6/29/01     0.125%     14.612967    63.0279679%
 3/30/01     0.125%     14.731361    63.6187872%
12/29/00     0.125%     20.148154    87.1607369%
 9/29/00     0.125%     29.302185   126.9918555%

 6/30/00     0.125%     27.691752   120.1543870%
 3/31/00     0.125%     28.798809   125.1205556%
12/31/99                22.993877

   Year: 5

                                                                             Adj
  Dates    Qtrly MIAA      AUV       Accum ROI      Years      Exp Adj    AccumROI
--------   ----------   ---------   -----------   ---------   --------   ----------
12/31/02     0.125%      9.703150    82.6896497%   5.000000   0.720000%   81.969650%
 9/30/02     0.125%      9.477482    80.8652516%
 6/28/02     0.125%     11.219207    95.8681274%
 3/28/02     0.125%     12.907575   110.4540778%
12/31/01     0.125%     13.661612   117.0614786%
 9/28/01     0.125%     12.609167   108.1682471%
 6/29/01     0.125%     14.612967   125.5397887%
 3/30/01     0.125%     14.731361   126.7165889%
12/29/00     0.125%     20.148154   173.6076993%
 9/29/00     0.125%     29.302185   252.9437525%
 6/30/00     0.125%     27.691752   239.3248087%
 3/31/00     0.125%     28.798809   249.2164770%
12/31/99     0.125%     22.993877   199.1810825%
 9/30/99     0.125%     15.818060   137.1395487%
 6/30/99     0.125%     15.253871   132.4077446%
 3/31/99     0.125%     13.872854   120.5571950%
12/31/98     0.125%     12.686014   110.3695353%
 9/30/98     0.125%     10.206218    88.8844602%
 6/30/98     0.125%     13.341385   116.3783307%
 3/31/98     0.125%     12.887285   112.5530704%
12/31/97                11.437261

   Year: 10

                                                                             Adj
  Dates    Qtrly MIAA      AUV       Accum ROI      Years      Exp Adj    AccumROI
--------   ----------   ---------   -----------   ---------   --------   ----------
12/31/02     0.125%      9.703150   158.3763188%  10.000000   1.320000%  157.056319%
 9/30/02     0.125%      9.477482   154.8820306%
 6/28/02     0.125%     11.219207   183.6171897%
 3/28/02     0.125%     12.907575   211.5538073%
12/31/01     0.125%     13.661612   224.2090287%
 9/28/01     0.125%     12.609167   207.1757328%
 6/29/01     0.125%     14.612967   240.4476214%
 3/30/01     0.125%     14.731361   242.7015587%
12/29/00     0.125%     20.148154   332.5125746%
 9/29/00     0.125%     29.302185   484.4657162%
 6/30/00     0.125%     27.691752   458.3812159%
 3/31/00     0.125%     28.798809   477.3268279%
12/31/99     0.125%     22.993877   381.4935329%
 9/30/99     0.125%     15.818060   262.6647586%
 6/30/99     0.125%     15.253871   253.6018865%
 3/31/99     0.125%     13.872854   230.9044094%
12/31/98     0.125%     12.686014   211.3918824%
 9/30/98     0.125%     10.206218   170.2413015%
 6/30/98     0.125%     13.341385   222.9005886%

 3/31/98     0.125%     12.887285   215.5740290%
12/31/97     0.125%     11.437261   191.5310069%
 9/30/97     0.125%     12.429896   208.4370603%
 6/30/97     0.125%     10.972324   184.1982679%
 3/31/97     0.125%      9.118477   153.2359295%
12/31/96     0.125%     10.374893   174.5983096%
 9/30/96     0.125%     10.734110   180.8774712%
 6/28/96     0.125%     10.330169   174.2804274%
 3/29/96     0.125%      9.448629   159.5904180%
12/29/95     0.125%      8.742713   147.8382585%
 9/29/95     0.125%      8.394035   142.1127103%
 6/30/95     0.125%      7.482237   126.8170878%
 3/31/95     0.125%      6.943822   117.8281317%
12/30/94     0.125%      6.682627   113.5325507%
 9/30/94     0.125%      6.706753   114.0855542%
 6/30/94     0.125%      6.109137   104.0382373%
 3/31/94     0.125%      6.898592   117.6486735%
12/31/93     0.125%      7.325462   125.0945637%
 9/30/93     0.125%      7.098481   121.3654882%
 6/30/93     0.125%      6.070593   103.9023587%
 3/31/93     0.125%      5.781555    99.0732204%
12/31/92                 5.828285

Fund Size    Fund Size    Fund Size
 Non-Std    Fee Non-Std      Std      Surr Pct   Free Pct   Max Pct
---------   -----------   ---------   --------   --------   -------
10,000.00    25,000.00     1,000.00     0.00%      0.00%     0.00%

                                    Date        AUV
                     Annualized   --------   ---------
SAI Accum     ROI        ROI      12/31/02    9.703150
---------   ------   ----------    9/30/02    9.477482
   7,102    -28.98%    -28.98%     6/28/02   11.219207
                                   3/28/02   12.907575
                                  12/31/01   13.661612
                                   9/28/01   12.609167
                                   6/29/01   14.612967

                                   3/30/01   14.731361

                     Annualized
SAI Accum     ROI        ROI      12/29/00   20.148154
---------   ------   ----------    9/29/00   29.302185
  34,148    241.48%      7.78%     6/30/00   27.691752
                                   3/31/00   28.798809

                                  12/31/99   22.993877

                     Annualized
SAI Accum     ROI        ROI       9/30/99   15.818060
---------   ------   ----------    6/30/99   15.253871
   7,040    -29.60%    -29.60%     3/31/99   13.872854
                                  12/31/98   12.686014
                                   9/30/98   10.206218
                                   6/30/98   13.341385
                                   3/31/98   12.887285

                                  12/31/97   11.437261

                     Annualized
SAI Accum     ROI        ROI       9/30/97   12.429896
---------   ------   ----------
   4,103    -58.97%    -25.69%     6/30/97   10.972324
                                   3/31/97    9.118477
                                  12/31/96   10.374893
                                   9/30/96   10.734110
                                   6/28/96   10.330169
                                   3/29/96    9.448629
                                  12/29/95    8.742713
                                   9/29/95    8.394035
                                   6/30/95    7.482237
                                   3/31/95    6.943822

                                  12/30/94    6.682627
                                   9/30/94    6.706753
                                   6/30/94    6.109137
                                   3/31/94    6.898592
                                  12/31/93    7.325462

                     Annualized
SAI Accum     ROI       ROI        9/30/93    7.098481
---------   ------   ----------    6/30/93    6.070593
   8,197    -18.03%     -3.90%     3/31/93    5.781555
                                  12/31/92    5.828285
                                   8/15/86    2.619067

                     Annualized
SAI Accum     ROI       ROI
---------   ------   ----------
  15,706     57.06%      4.62%